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                                                                    EXHIBIT 99.1

ALLIED HEALTHCARE PRODUCTS, INC.



FOR IMMEDIATE RELEASE


Contacts:         Daniel C. Dunn                     Tom Goyda

                  CHIEF FINANCIAL OFFICER            (314) 565-7850

                  (314) 771-2400


                       ALLIED HEALTHCARE PRODUCTS REPORTS

                      FOURTH QUARTER AND FULL-YEAR RESULTS


                  ST. LOUIS, September 16, 2002--Allied Healthcare Products, Inc. (Nasdaq: AHPI) today reported a net loss of $11.3 million, or $1.45 per share, for the quarter ended June 30, 2002 compared with net income of $631,032, or 8 cents per share, for the quarter ended June 30, 2001. Revenues for the fourth quarter of fiscal 2002 were $15.7 million compared with revenues of $16.6 million in the prior year same quarter.

          Nonrecurring items accounted for $11.6 million, or $1.49 per share of the loss in the fourth quarter of Allied's fiscal 2002. The most significant of the nonrecurring items recorded in the fourth quarter of fiscal 2002 was a $9.6 million write down of goodwill. In accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangibles, the Company performed its annual impairment analysis at June 30, 2002. The goodwill impairment is primarily attributable to the disposable home care products line. Accounting standards implemented for the 2002 fiscal year require a current evaluation of the carrying value of the company's businesses in light of market conditions.

          In addition, Allied recorded a pre-tax, non-cash charge of $3.2 million to increase its reserve for slow-moving and obsolete inventory. During fiscal 2002, the Company implemented a detailed review of inventory in conjunction with its long-term product planning process. As a

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result, a large number of component parts, which had been acquired prior to the arrival of the current management team in September 1999, were deemed to be obsolete. The disposal of this inventory is expected to generate more than $1.0 million in cash benefits for Allied as the related tax deductions are realized as an offset to future taxable income. In the fourth quarter of fiscal 2001, Allied's results benefited from the recognition of a state net operating loss carry forward and a lower accrual for fringe benefits.

         Excluding these one-time adjustments, Allied's income from operations for the fourth quarter of fiscal 2002 was approximately $574,000 compared to income from operations of approximately $1.0 million in the prior year same period.

         Allied's net loss for the fiscal year ending June 30, 2002 was $11.7 million, or $1.50 per share, compared with net income of $234,136, or 3 cents per share, for the fiscal year ending June 30, 2001. Revenues for the full fiscal year in 2002 were $60.4 million, down from revenues of $64.9 million in fiscal 2001. Excluding the impact of the goodwill impairment and inventory obsolescence items recorded in the fourth quarter of fiscal 2002, income from operations for the 2002 fiscal year was approximately $820,000 compared to income from operations of approximately $2.0 million for fiscal 2001.

         The decline in income from operations for both the quarter and the full year were primarily due to significant declines in revenues and orders relating to international sales and to declines in sales and margins applicable to the Company's disposable home care products. Although order entry, particularly for the domestic construction market, improved in the second half of the 2002 fiscal year to projected levels, this activity was not sufficient to offset weaker levels of orders and shipments in the first half given the lead-time, which applies to such orders. The Company's results for the fourth quarter and the entire 2002 fiscal year also were negatively impacted by the higher-than-anticipated cost of transferring production of the B&F line of disposable homecare products to St. Louis, including significantly reduced margins relating to inefficiencies associated with the transfer.

         "Allied's fourth quarter and the entire 2002 fiscal year were difficult and disappointing, capped by the need to make two significant non-cash fourth quarter adjustments to the carrying value of goodwill and inventories rendered obsolete as a result of product improvements and other factors," said Earl R. Refsland, Allied's chief executive officer. "The soft order entry and

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shipments during the first half of the year coupled with the decline in international activity adversely affected margins.

          "Despite the problems we had making the transition, the move of production for disposable home care products should generate lower operating costs and improve customer service going forward," Refsland noted. "The difficulties of the 2002 fiscal year overshadow the real progress we made on several fronts during fiscal 2002. Key achievements included reducing inventories and receivables, and the development of new products,"

         "We enter the 2003 fiscal year on a more positive note, however, given favorable order backlogs arising from market improvements in the second half and the introduction of the SurgeX oxygen cylinder post valve from our Life Support Products division. The SurgeX is the first product to address one of the most important safety concerns associated with portable oxygen systems and has significant sales potential in the emergency, hospital and homecare markets."

         Refsland noted that Allied's financial performance in fiscal 2002 has put the Company out of compliance with certain covenants of its new credit facility. However, Allied is in discussions with its bank and expects by the end of September 2002 to obtain waivers with respect to such non-compliance and to modify those covenants expected to be in non-compliance in fiscal 2003.

          Additionally, due to provisions in the Company's new credit facility which require a lock-box arrangement whereby remittances from Allied's customers reduce the debt outstanding and the inclusion of a subjective "material adverse effect" clause in the agreement, Allied has classified its revolving debt as current as of June 30, 2002. While both of these features are common in commercial lending arrangements, generally accepted accounting principles require that companies present borrowings outstanding under agreements with these terms as current liabilities. The revolving credit facility expires on April 24, 2005.

         SurgeX Surge Suppressing Post Valve

                  LSP's new SurgeX surge suppressing post valve for portable oxygen cylinders--used primarily in emergency medical, homecare and hospital settings--was designed to reduce the heat created by recompression of oxygen released by the post valve, which is a principle

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cause of oxygen regulator fires. Of the 40 oxygen regulator fires reported between 1995 and 2001, many caused severe injuries and significant property damage, and two resulted in fatalities.

          "Proper cleaning and maintenance of oxygen regulators, stringent safety procedures and the use of brass regulators can reduce the risk of regulator fires, but the SurgeX is the only product on the market that attacks the root of the problem," Refsland explained. "As the leading provider of oxygen regulators used by emergency medical personnel, Allied has taken the lead in helping to eliminate the risk of regulator fires. We were the first manufacturer to voluntarily recall our aluminum regulators and now we've taken a huge step toward eliminating the problem with the introduction of the SurgeX."

         The SurgeX post valve, which has undergone extensive testing to prove its effectiveness, will be available for purchase separately or as part of a complete new or refurbished oxygen cylinder system, and is compatible with the complete line of Allied and LSP regulators. Initial sales efforts will focus on the emergency medical market--which has more than 1 million portable oxygen tanks currently in use. The SurgeX also will be marketed to distributors, gas suppliers and end users in the homecare and hospital segments.

         Adoption of SFAS 142

         Effective July 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets." Adoption of this standard resulted in the elimination of $200,000 in goodwill amortization expense for the three-month period ended June 30, 2002 and $800,000 for the Company's 2002 fiscal year. An earnings reconciliation statement appears at the bottom of the Company's fourth quarter income statement included with this release. As discussed above, SFAS 142 also requires an annual review of the carrying value of goodwill and implementation of that review process resulted in an impairment of approximately $9.6 million of the carrying value of the Company's goodwill at June 30, 2002.

                                    * * * * *

Allied Healthcare Products, Inc., is a leading manufacturer of respiratory care products, medical gas equipment and emergency medical products used in a wide range of hospital and alternate care settings.

                                    * * * * *

SAFE HARBOR STATEMENT: Certain statements contained herein are forward-looking statements. Actual results could differ materially from those anticipated as a result of various

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factors, including cyclical and other industry downturns, the effects of federal and state legislation on health care reform, including Medicare and Medicaid financing, the inability to realize the full benefit of recent capital expenditures or consolidation and rationalization activities, difficulties or delays in the introduction of new products or disruptions in selling, manufacturing and/or shipping efforts.

                                      # # #
Financial Tables follow:

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                         ALLIED HEALTHCARE PRODUCTS INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)

                                                                        THREE MONTHS ENDED                 TWELVE MONTHS ENDED
                                                                             JUNE 30,                           JUNE 30,
                                                                -------------------------------      -------------------------------
                                                                    2002                2001             2002               2001
                                                                ------------        -----------      ------------        -----------
Net sales                                                        $15,682,913        $16,555,212       $60,414,884        $64,927,678
Cost of sales                                                     15,183,523         11,849,372        50,065,070         48,265,110
                                                                ------------        -----------      ------------        -----------
Gross profit                                                         499,390          4,705,840        10,349,814         16,662,568

Selling, general and administrative expenses                       3,142,737          3,691,535        12,746,842         14,652,266
Impairment of goodwill                                             9,600,000               --           9,600,000               --
                                                                ------------        -----------      ------------        -----------
Income / (loss) from operations                                  (12,243,347)         1,014,305       (11,997,028)         2,010,302

Other expenses
Interest                                                             197,480            333,905         1,054,092          1,530,481
Other, net                                                           (56,999)            20,584           (25,692)            73,793
                                                                ------------        -----------      ------------        -----------
                                                                     140,481            354,489         1,028,400          1,604,274
                                                                ------------        -----------      ------------        -----------

Income/(loss) before provision / (benefit) for
income taxes                                                     (12,383,828)           659,816       (13,025,428)           406,028

Provision/(benefit) for income taxes                              (1,037,780)            28,784        (1,294,420)           171,892
                                                                ------------        -----------      ------------        -----------

Net income / (loss)                                             ($11,346,048)          $631,032      ($11,731,008)          $234,136
                                                                ============        ===========      ============        ===========

Net Income / (loss) per share - Basic and Diluted                     ($1.45)             $0.08            ($1.50)             $0.03
                                                                ============        ===========      ============        ===========

Weighted average common shares
Outstanding - Basic                                                7,813,932          7,806,682         7,809,266          7,806,682

Weighted average common shares                                     7,813,932          8,125,699         7,809,266          8,125,699
Outstanding - Diluted

FOOTNOTE: ADOPTION OF STATEMENT 142

                                                                      THREE MONTHS ENDED                 TWELVE MONTHS ENDED
                                                                           JUNE 30,                           JUNE 30,
                                                                ------------------------------     -----------------------------
                                                                     2002              2001            2002              2001
                                                                ------------        ----------     ------------       ----------
Reported net income / (loss)                                    ($11,346,048)         $631,032     ($11,731,008)        $234,136
Add back:  Goodwill amortization                                     --                203,853             --            815,411
                                                                ------------        ----------     ------------       ----------

Adjusted net income / (loss)                                    ($11,346,048)         $834,885     ($11,731,008)      $1,049,547

BASIC AND DILUTED EARNINGS / (LOSS) PER SHARE

Reported net earnings / (loss) per share                              ($1.45)            $0.08           ($1.50)           $0.03
Goodwill amortization per share                                      --                  $0.03             --              $0.10
                                                                ------------        ----------     ------------       ----------

Adjusted earnings / (loss) per share                                  ($1.45)            $0.11           ($1.50)           $0.13
                                                                ============        ==========     ============       ==========




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                         ALLIED HEALTHCARE PRODUCTS INC.
                           CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)

                                                                               JUNE 30,                 JUNE 30,
                                                                                 2002                     2001
                                                                              -----------              -----------
Current Assets:
   Cash                                                                              $800                  $20,365
   Accounts receivable, net of allowance for doubtful
      accounts of $450,000 and $605,714, respectively                           8,524,187               11,395,224
   Inventories, net                                                            13,200,921               17,079,033
   Other current assets                                                         1,655,315                  662,049
                                                                              -----------              -----------
       Total current assets                                                    23,381,223               29,156,671
                                                                              -----------              -----------

   Property, plant and equipment, net                                          13,228,157               10,892,268
   Goodwill, net                                                               15,979,831               25,579,830
   Other assets, net                                                              281,027                  304,385
                                                                              -----------              -----------
       Total assets                                                           $52,870,238              $65,933,154
                                                                              ===========              ===========


Current liabilities:
   Accounts payable                                                            $3,426,802               $3,843,092
   Current portion of long-term debt                                            7,985,406                1,169,044
   Other accrued liabilities                                                    2,598,140                3,462,196
                                                                              -----------              -----------
       Total current liabilities                                               14,010,348                8,474,332
                                                                              -----------              -----------

Long-term debt                                                                  4,135,156               11,019,081
                                                                              -----------              -----------

Commitments and contingencies

Stockholders' equity:
   Preferred stock; $0.01 par value; 1,500,000 shares                                --                       --
       authorized; no shares issued and outstanding,
       which includes Series A preferred stock, $.01 par
       value, 200,000 shares authorized, no shares
       issued and outstanding
   Common stock: $0.01 par value, 30,000,000
       shares authorized, 7,813,932 and 7,806,682 shares
       issued and outstanding at June 30, 2002 and 2001                           101,175                  101,102
   Additional paid-in capital                                                  47,030,549               47,014,621
   Common stock in treasury, at cost                                          (20,731,428)             (20,731,428)
   Retained earnings                                                            8,324,438               20,055,446
                                                                              -----------              -----------

       Total stockholders' equity                                              34,724,734               46,439,741
                                                                              -----------              -----------

       Total liabilities and stockholders' equity                             $52,870,238              $65,933,154
                                                                              ===========              ===========